UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018 (May 14, 2018)

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-28167	52-2126573
(Commission File Number)	(IRS Employer Identification No.)

600 Telephone Avenue, Anchorage, Alaska 99503-6091

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) (907) 297-3000

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01    Other Events.

On May 14, 2018, the Board of Directors (the “Board”) of Alaska Communications Systems Group, Inc., a Delaware corporation (“Alaska Communications”), approved an exemption request process (the “Exemption Request Process”) for current and potential stockholders of Alaska Communications to follow with respect to the submission of a request to the Board requesting an exemption (an “Exemption Request”) under the Alaska Communications Section 382 Tax Benefits Preservation Plan, dated as of January 8, 2018 (the “Section 382 Tax Benefits Preservation Plan”), to effect an acquisition of Alaska Communications’ Common Stock, $0.01 par value per share (the “Common Stock”), that would, if consummated, result in such person (together with its affiliates and associates) beneficially owning 4.99% or more of the then-outstanding Common Stock (or, in the case of an Existing Holder (as defined in the Section 382 Tax Benefits Preservation Plan), additional shares of Common Stock) and, thereby, in the absence of an exemption being approved by the Board, would result in such person being deemed an Acquiring Person (as defined in the Section 382 Tax Benefits Preservation Plan). The Exemption Request Process also provides certain information on how the Board intends to consider Exemption Requests that are submitted to it. A copy of the Exemption Request Process approved by the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On May 15, 2018, Alaska Communications issued a press release announcing the Board’s approval of the Exemption Request Process. A copy of such press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Alaska Communications Systems Group, Inc. Section 382 Tax Benefits Preservation Plan Exemption Request Process.

99.2	Alaska Communications Systems Group, Inc. Press Release issued on May 15, 2018.

Important Additional Information And Where To Find It

Alaska Communications, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Alaska Communications’ stockholders in connection with the matters to be considered at Alaska Communications’ 2018 Annual Meeting of Stockholders. Information regarding the names of Alaska Communications’ directors and executive officers and their respective interests in Alaska Communications by security holdings or otherwise can be found in Alaska Communications’ definitive proxy statement for its 2018 Annual Meeting of Stockholders, filed with the SEC on May 11, 2018. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS THAT MAY BE FILED BY ALASKA COMMUNICATIONS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement, the accompanying proxy card, and other documents filed by Alaska Communications with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Alaska Communications’ corporate website at www.alsk.com, by writing to Alaska Communications’ Corporate Secretary at Alaska Communications Systems Group, Inc., 600 Telephone Avenue, Anchorage AK 99503 or by contacting Alaska Communications’ investor relations department at (907) 564-7556.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2018	ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

/s/ Leonard A. Steinberg
Leonard A. Steinberg
Corporate Secretary